THIS AGREEMENT CONTAINS A BINDING, IRREVOCABLE AGREEMENT TO ARBITRATE AND IS
   ----------------------------------------------------------------------------
   SUBJECT TO ARBITRATION PURSUANT TO TITLE 15, CHAPTER 48 (UNIFORM ARBITRATION
   ----------------------------------------------------------------------------
                   ACT) OF THE CODE OF LAWS OF SOUTH CAROLINA
                   ------------------------------------------

                           CHANGE IN CONTROL AGREEMENT


     THIS AGREEMENT (the "Agreement") is made as of January 24, 2006 (the "Effective Date") by and among Carol J. Nelson (the "Employee"), a resident of the state of South Carolina; Islands Bancorp, Inc. (the "Company"), a corporation organized under the laws of the State of South Carolina and a bank holding company; and Islands Community Bank, N.A. (the "Bank"), a national bank organized under the laws of the United Sates and wholly-owned subsidiary of the Company.

     WHEREAS, the Employee is currently employed as the Chief Financial Officer of the Company and the Bank; and

     WHEREAS, the Company and the Bank (sometimes collectively referred to herein as the "Employer") desire to induce the Employee to continue in the employ of the Company and the Bank by offering this agreement providing severance benefits to the Employee in certain circumstances following a Change in Control (as defined below) of the Company or the Bank.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.     DEFINITIONS.  For  purposes  of  this Agreement, the following terms
            -----------
and  conditions  shall  have  the  meanings  set  forth  in  this  Section  1:

          (a)     "Area"  means  the  geographic area within a 25-mile radius of
                   ----
     each location where the Employer (or any subsidiary or parent company of Employer) maintains an office or branch at any time during the term of this Agreement.

          (b)     "Board  of  Directors"  means  the  Board  of Directors of the
                   --------------------
     Company or the Bank, as the context implies.

          (c)     "Business  of theEmployer" means the business conducted by the
                   ------------------------
     Company and the Bank, which is the business of banking, including the solicitation of time and demand deposits and the making of residential, consumer, commercial and corporate loans.

          (d)     "Cause"  shall mean any of (i) the commission by Employee of a
                   -----
     willful act (including, without limitation, a dishonest, fraudulent or unethical act, or willful or recurring insubordination) or a grossly negligent act, or the willful or grossly negligent omission to act by Employee, which is intended to cause, causes or is reasonably likely to cause material harm to Employer (including harm to its business reputation); (ii) the indictment of Employee for the commission or perpetration by Employee of any felony or any crime involving dishonesty, moral turpitude or fraud; (iii) the material breach by Employee of this Agreement; (iv) the material violation by Employee of any federal or state banking law, rule or regulation, causing or permitting, whether intentionally or negligently, Employer to materially violate any federal or state banking law, rule or regulation; (v) the suspension or temporary prohibition of Employee's participation in the conduct of the affairs of Employer or any subsidiary of Employer by notice served under Section 8(e) of the Federal Deposit Insurance Act (12 U.S.C.,
     Section 1818 (e)); (vi) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over Employer intends to institute any form of formal or informal (e.g., a memorandum of understanding which relates to Employee's performance) regulatory action against Employee or Employer (provided that the Board of Directors determines in good faith, with Employee abstaining from participating in the consideration of and vote on the matter, that the subject matter of such action involves acts or omissions by or under the supervision of Employee or that termination of Employee would materially advance Employer's compliance with the purpose of the action or would materially assist Employer in avoiding or reducing the restrictions or adverse effects to Employer related to the regulatory action), not including items contained in any regulatory action in place prior to the Employee's employment; (vi) the exhibition by Employee of a standard of behavior within the scope of her employment that is materially disruptive to the orderly conduct of Employer's business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board of Directors' good faith and reasonable judgment, with Employee abstaining from participating in the consideration of and vote on the matter, is materially detrimental to Employer's best interest; (viii) the failure of Employee to devote her full business time and attention to her employment that, if susceptible of cure, remains uncured 60 days following written notice to Employee of such failure; or (ix) the failure by the Employee to achieve or maintain the reasonable performance goals established by Employer's management and approved by the Board of Directors from time to time for Employee and Employer that, if susceptible of cure, remains uncured 60 days following written notice to Employee of such failure.

          (e)     "Change  in  Control"  means  the  occurrence  of  any  of the
                   -------------------
     following events on or after the Effective Date:

               (i) within any 12-month period (beginning on or after the Effective Date) the persons who constitute the Board of Directors of the Company or the Bank immediately before such 12-month period (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board of Directors; provided, however, that any person becoming a director subsequent to the Effective Date shall be deemed to be an Incumbent Director if that director was elected to such Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed an Incumbent Director;

               (ii) the consummation of a reorganization, merger or consolidation of the Company or the Bank, with respect to which persons who were the stockholders of the Company or the Bank, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities; or

               (iii) the sale, transfer or assignment of all or substantially all of the assets of the Company and the Bank to any third party.

          (f)     "Confidential Information" means data and information relating
                   ------------------------
     to the Business of the Employer (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through her relationship to the Company and the Bank and which has value to the Company and the Bank and is not generally known to its competitors. Without limiting the foregoing, Confidential Information shall include the following:

               (i) all items of information that could be classified as a trade secret pursuant to South Carolina law;

               (ii) the names, addresses and banking requirements of the customers of the Company and the Bank and the nature and amount of business done with such customers;

               (iii) the names and addresses of employees and other business contacts of the Company and the Bank;

               (iv) the particular names, methods and procedures utilized by the Company and the Bank in the conduct and advertising of their business;

               (v) the applications, operating system, communication and other computer software and derivatives thereof, including, without limitation, sources and object codes, flow charts, coding sheets, routines, subrouting and related documentation and manuals of the Company and the Bank; and

               (vi) marketing techniques, purchasing information, pricing policies, loan policies, quoting procedures, financial information, customer data and other materials or information relating to the Company's and the Bank's manner of doing business.

     Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or the Bank (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

          (g)     "Good  Reason"  means, with respect to a voluntary resignation
                   ------------
     by the Employee, any one of the following events, but only if such event first arose within forty-five (45) days of such resignation, the Employee first provided the Employer with written notice of the event within fifteen
     (15) days after the event occurred and an opportunity to cure for at least ten (10) business days from its receipt of the notice and the circumstances continued, uncured, through the effective date of the Employee's resignation:

               (i) the assignment of duties to the Employee that, in the aggregate, are not commensurate with her training and experience;

               (ii) a reduction in the Employee's base salary rate or annual bonus opportunity effected by the Employer, unless such reduction applies generally to senior executives of the Employer; or

               (iii) a requirement by the Employer that the Employee's services be rendered primarily at a location more than twenty-five
          (25) miles from any business office maintained by the Employer as of the Effective Date.

          (h)     "Trade  Secrets"  means  information,  without regard to form,
                   --------------
     including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     2.     TERM.  The  term  of  this  Agreement  (the  "Term")  shall  become
            ----
effective as of the Effective Date and shall remain in effect until the earliest of (a) the Employee's termination of employment with the Company and the Bank, regardless of the manner in which it was effected, prior to a Change in Control;
(b) the last day of the thirteenth (13th) calendar month immediately following the calendar month containing the effective date of a Change in Control (the period from the effective date of a Change in Control through the last day of such thirteenth (13th) calendar month is referred to herein as the "Post-Change in Control Period") provided there has been no Qualifying Termination of Employment (as defined in Section 3) prior thereto; or (c) until all amounts that may be payable to the Employee pursuant to Section 3 below have been paid in connection with a Qualifying Termination of Employment.

     3.     SEVERANCE  BENEFITS  UPON TERMINATION OF EMPLOYMENT.  If, while this
            ---------------------------------------------------
Agreement is in effect, the Employee: (a) is involuntarily terminated by the Company and the Bank without Cause during the Post-Change in Control Period; (b) resigns her employment with the Company and the Bank for Good Reason during the Post-Change in Control Period; or (c) resigns for any reason during the thirteenth (13th) month of the Post-Change in Control Period (each, a "Qualifying Termination of Employment"), the Bank shall pay to the Employee in a lump-sum an amount equal to two times the sum of (a) the Employee's salary as in effect at the effective time of the termination of employment and (b) the amount of the bonus earned by the Employee during the prior calendar year (the "Lump Sum Payment"). The Lump Sum Payment is sometimes referred to in this Agreement as the "Severance Benefit." If the aggregate present value (determined as of the date of the Change in Control in accordance with the provisions of Section 280G of the Internal Revenue Code, as amended, and the rules and regulations promulgated thereunder (collectively, the "Code")) of both the Severance Benefit and all other payments to the Employee in the nature of compensation which are contingent on a change in ownership or effective control of the Company or the Bank or in the ownership of a substantial portion of the assets of the Company or the Bank (the "Aggregate Severance") would result in a "parachute payment," as defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Employee's "base amount" for the "base period," as those terms are defined under Section 280G. In the event the Aggregate Severance is required to be reduced pursuant to this
Section 3, the Employee shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence.

     The Lump Sum Payment shall be paid to the Employee as soon as practicable following the effective date of the Qualifying Termination of Employment. The Employer shall be entitled to withhold appropriate employment and income taxes, if required by applicable law, from any Severance Benefit that becomes payable.

     4.     CONFIDENTIALITY.  In  the  event  of  the  occurrence of a Change in
            ---------------
Control during the Term, the Employee agrees that:

          (a) except to the extent necessary to perform the duties assigned to her by the Employer, the Employee will hold Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Employee to lose its character or cease to qualify as Confidential Information or Trade Secrets; and

          (b) the covenants of confidentiality set forth herein will apply only from and after the occurrence of a Change in Control during the remaining term of the Employee's employment but, in such event, will extend to any Confidential Information and Trade Secrets disclosed by the Employer or developed by the Employee at any time during her employment with the Employer. The covenants restricting the use of Confidential Information will apply from the effective date of the Change in Control and will continue and be maintained by the Employee for a period of twelve (12) months following the Employee's termination of employment, regardless of the reason. The covenants restricting the use of Trade Secrets will apply from the effective date of the Change in Control and will continue and be maintained by the Employee following Employee's termination of employment, regardless of the reason, for so long as permitted by applicable law.

     5.     NOT USED.
            ---------

     6.     NONSOLICITATION.  If  the  Employee  experiences  a  termination  of
            ---------------
employment, regardless of the reason, during the Post-Change in Control Period, the Employee agrees that, for twelve (12) months following the Employee's termination of employment:

          (a) the Employee will not (except on behalf of or with the prior written consent of the Employer), on the Employee's own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the customers of the Bank, including actively sought prospective customers, with whom the Employee has or had material contact during the last two (2) years of the Employee's employment, for purposes of providing products or services that are competitive with those provided by the Employer; and

          (b) the Employee will not on the Employee's own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Company and/or the Bank with whom the Employee has or had material contact during the last two (2) years of the Employee's employment, whether or not such employee is a full-time employee or a temporary employee of the Company and/or the Bank and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.

     7.     REMEDIES.  The  Employee  agrees  that,  in addition to all remedies
            --------
provided by law or in equity, the Employer shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Employee of the covenants in Sections 4, 5 and 6 hereof. If the Employee breaches her obligations pursuant to Sections 4, 5 or 6 hereof, the Employee will forfeit any amounts owed to the Employee under Section 3 hereof which have not been paid to the Employee.

     8.     NO  MITIGATION.  No  amounts  or  benefits  payable  to the Employee
            --------------
hereunder shall be subject to mitigation or reduction by income or benefits the Employee receives from other sources.

     9.     CONTINUED  EMPLOYMENT.  Nothing  herein  shall  entitle  Employee to
            ---------------------
continued employment with the Company and/or the Bank or to continued tenure in any specific office or position. The Employee's employment with the Company and the Bank shall be terminable at the will of the Company or the Bank, as the case may be, with or without Cause, subject to the terms of any other written agreement as may be in effect between the parties.

     10.     ASSIGNMENT.  The  rights and obligations of the Employer under this
             ----------
Agreement shall inure to the benefit of the Employer's successors and assigns. This Agreement may be assigned by the Company or the Bank to any legal successor or to an entity which purchases all or substantially all of the assets of the Company or the Bank, as the case may be. In the event of any assignment of this Agreement permitted by this Section 10, the terms "Company," "Bank" and/or the "Employer" as defined herein will refer to the assignee(s), as appropriate, and the Employee will not be deemed to have terminated employment hereunder until the Employee terminates employment from the assignee(s).

     11.     ARBITRATION.  Any  controversy  or claim arising out of or relating
             -----------
to this Agreement, or the breach thereof, shall be adjudicated through binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Employer and the Employee agree that they will seek to enforce any arbitration award in the Court of Common Pleas in Beaufort County, South Carolina, the Fourteenth Judicial Circuit. The decision of the arbitration panel shall be final and binding upon the parties and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction. The Employer and the Employee agree to share equally the fees and expenses associated with the arbitration proceedings, except as otherwise provided by Section 12 below.

                                             EMPLOYEE MUST INITIAL HERE: /S/ CJN
                                                                         -------

     12.     ATTORNEYS'  FEES.  With  respect  to arbitration of disputes and if
             ----------------
litigation ensues between the parties concerning the enforcement of an arbitration award and the Employee prevails on all of the material issues pertinent to the dispute, the Employer will reimburse the Employee for all costs, expenses, reasonable attorneys' fees and reasonable expenses incurred by the Employee (or the Employee's estate in the event of her death) in connection with the dispute.

     13.     NOTICE.  All  notices,  consents,  waivers and other communications
             ------
required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or
(c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by written notice to the other parties):

     If to the Employer, to the Employer at:       Islands Community Bank
                                                   2348 Boundary Street
                                                   Beaufort, SC 29903
                                                   Attn: Chairman

     If to the Employee, to the Employee at: Ms.   Carol J. Nelson
                                                   70 Shipyard Drive #154
                                                   Hilton Head, SC 29928

     14.     HEADINGS.  Sections  or  other  headings  contained  herein are for
             --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.     ENTIRE AGREEMENT.  This Agreement contains the entire understanding
             ----------------
of the parties with respect to the subject matter hereof.

     16.     SEVERABILITY.  In  the  event that one or more of the provisions of
             ------------
this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     17.     APPLICABLE  LAW  AND  CHOICE  OF  FORUM.  This  Agreement  shall be
             ---------------------------------------
construed and enforced under and in accordance with the laws of the State of South Carolina. The parties agree that any appropriate state or federal court located in South Carolina shall have exclusive jurisdiction of any case or controversy arising under or in connection with Sections 4 through 7 of this Agreement shall be a proper forum in which to adjudicate such case or controversy. The parties consent and waive any objection to the jurisdiction or venue of such courts.

     18.     AMENDMENT.  This  Agreement  may  not  be  modified,  amended,
             ---------
supplemented or terminated except by a written agreement between the Employer and the Employee.

     19.     SURVIVAL.  The provisions of Sections 4, 5, 6, 7, 11, 12, 17 and 20
             --------
of this Agreement shall survive, as necessary and to the extent applicable, the expiration of the Term or any other termination of this Agreement.

     20.     CONFIDENTIALITY  AND  PROFESSIONALISM.  Employee  represents  and
             -------------------------------------
agrees that Employee will keep the terms, amount, value, and nature of consideration paid to Employee, and the fact of this Agreement completely confidential, and that Employee will not hereafter disclose any information concerning this Agreement to anyone other than Employee's immediate family and professional representatives who will be informed of and bound by this confidentiality clause.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date and year first above written.

                                    THE COMPANY:

                                    Islands Bancorp


                                    By: /s/ D. Martin Goodman
                                        ----------------------------------------

                                    Print Name: D. Martin Goodman
                                                --------------------------------

                                    Title: Chairman of the Board of Directors
                                           -------------------------------------


                                    THE BANK:

                                    Community Bank, N.A.

                                    By: /s/ D. Martin Goodman
                                        ----------------------------------------

                                    Print Name: D. Martin Goodman
                                                --------------------------------

                                    Title: Chairman of the Board of Directors
                                           -------------------------------------


                                    EMPLOYEE:


                                    /s/ Carol J. Nelson
                                    --------------------------------------------
                                    Carol J. Nelson